UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019 diamedica therapeutics inc.

(Exact name of registrant as specified in its charter)

Canada	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 496-5454

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2019, the shareholders of DiaMedica Therapeutics Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), approved the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”) at the 2019 Annual General and Special Meeting of Shareholders (the “2019 AGM”). The Board previously approved the 2019 Plan, subject to approval by the Company’s shareholders, on March 14, 2019.

The 2019 Plan became effective immediately upon approval by the Company’s shareholders and will expire on May 21, 2029, unless terminated earlier by the Board. The 2019 Plan permits the Board, or a committee or subcommittee thereof, to grant to the Company’s eligible employees, non-employee directors and consultants non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards and other stock-based awards. Subject to adjustment as provided in the 2019 Plan, the maximum number of the Company’s voting common shares to be authorized for issuance under the 2019 Plan is 2,000,000 shares.

In connection with shareholder approval of the 2019 Plan, the Board terminated the DiaMedica Therapeutics Inc. Stock Option Plan (the “Prior Plan”), although awards outstanding under the Prior Plan will remain outstanding in accordance with and pursuant to the terms thereof.

The foregoing summary of the 2019 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2019 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the 2019 Plan can be found in the definitive proxy statement for the Company’s 2019 AGM filed with the United States Securities and Exchange Commission (the “SEC”) on April 8, 2019.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 AGM on May 22, 2019. As of the close of business on March 28, 2019, the record date for the 2019 AGM, there were 11,956,874 voting common shares outstanding and entitled to vote at 2019 AGM. Each voting common share was entitled to one vote. Shareholders holding an aggregate of 7,295,649 voting common shares entitled to vote at the 2019 AGM, representing 61.0% of the outstanding shares as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the 2019 AGM.

At the 2019 AGM, the Company’s shareholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the 2019 AGM filed with the SEC on April 8, 2019.

The final results of such shareholder voting on each voting proposal brought before the 2019 AGM are set forth below:

Voting Proposal No. 1 - Election of Directors.

The five director nominees proposed by the Board were elected to serve as members of the Board until the next annual general meeting of shareholders and until their respective successors are duly elected and qualified by the following final voting results:

	Votes For	Votes Withheld	Broker Non-Votes
Richard Pilnik	4,430,401	62,892	2,802,356
Michael Giuffre M.D.	4,444,484	48,809	2,802,356
James Parsons	4,437,903	55,390	2,802,356
Rick Pauls	4,303,251	190,042	2,802,356
Zhenyu Xiao, Ph.D.	4,258,512	234,781	2,802,356

Voting Proposal No. 2 - DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan.

The DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,067,323	379,080	46,890	2,802,356

Voting Proposal No. 3 - Continuance from the Canada Business Corporation Act to British Columbia’s Business Corporation Act.

The continuance of DiaMedica Therapeutics Inc. out of the Canadian federal jurisdiction under the Canada Business Corporations Act and into British Columbia under the Business Corporation Act, was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,047,175	268,074	178,044	2,802,356

Voting Proposal No. 4 - Appointment of Independent Registered Public Accounting Firm.

The appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 and the authorization for the Board to fix the Company’s independent registered public accounting firm’s remuneration, was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,181,410	21,410	92,829	-

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: May 23, 2019